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                                                                    EXHIBIT 99.2


        Star Buffet, Inc., Board of Directors Authorizes the Repurchase of up to 500,000 Shares of the Company's Common Stock.


        SALT LAKE CITY, Sept. 11--Star Buffet, Inc. (Nasdaq: STRZ) today announced that its Board of Directors has authorized the repurchase in the open market, in private transactions or through alternative repurchase transactions deemed appropriate by the board of directors, of up to 500,000 shares of the Company's common stock . The Company believes that because of recent declines in market price, its stock is an attractive value.

        Statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, and actual results could vary materially from the descriptions contained herein due to many factors, including, but not limited to, product demand and market acceptance risks; the effect of economic conditions; the impact of competitive products and pricing; the results of financing efforts; implementation of the company's acquisition and strategic alliance strategy; the effect of the Company's accounting policies and other risks detailed in the Company's Prospectus dated September 24, 1997 and other filings with the Securities and Exchange Commission.

        Star Buffet, through its subsidiaries, currently operates 16 franchised HomeTown Buffet restaurants, nine franchised JB's Restaurants, six JJ North's Grand Buffet restaurants, five North's Star Buffet restaurants, three Buddy Freddy's restaurants, three Stacey's Buffet restaurants, two Maggies Buffet restaurants and two Casa Bonita Mexican theme restaurants.